SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      61-0143150
(State of incorporation)                    (I.R.S. Employer Identification No.)

                  850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210
              (Address of Principal Executive Offices and Zip Code)

                               Stock Option Grants
                 Brown-Forman Corporation Non-Employee Director
                                Compensation Plan
                            (Full title of the plan)


                               MICHAEL B. CRUTCHER
                              Senior Vice President
                          General Counsel and Secretary
                            Brown-Forman Corporation
                                850 Dixie Highway
                           Louisville, Kentucky 40210
                                 (502) 585-1100

                              OGDEN NEWELL & WELCH
                            Attention: James S. Welch
                               1700 Citizens Plaza
                            500 West Jefferson Street
                         Louisville, Kentucky 40202-2874
                                 (502) 582-1601
         (Names, addresses and telephone numbers of agents for service)

Item 4. Description of Securities
---------------------------------

The securities to be issued are stock options granted in accordance with the Brown-Forman Non-Employee Director Omnibus Compensation Plan (the "Omnibus Plan"). Upon vesting and in accordance with the provisions of the Omnibus Plan and the terms of the grant made to each grantee, each option entitles the grantee to purchase one share of the Company's Class A or Class B Common Stock, as the case may be. The Company's Class A and Class B common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934 and is traded on the New York Stock Exchange. The options, except for transfers by the laws of descent and distribution, are non-transferable.

Item 8. Exhibits
----------------

Exhibit
Number                     Description of Documents
------                     ------------------------

99                         Brown-Forman Non-Employee Director Compensation
                           Plan (as amended)

                                   SIGNATURES


The Registrant
--------------
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Brown-Forman Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky.

Dated:   July 16, 1998

         BROWN-FORMAN CORPORATION


         By:  /s/ OWSLEY BROWN II
              -----------------------
              Owsley Brown II
              Chairman and Chief Executive Officer
              Director

         By:  /s/ MICHAEL B. CRUTCHER
              -----------------------
              Michael B. Crutcher
              Attorney-in-fact for Owsley Brown II
              (original power of attorney filed with Registration
               Statement on Form S-8, File No. 333-38649)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     /s/ STEVEN B. RATOFF
     -------------------------
     Steven B. Ratoff
     Executive Vice President and Chief Financial Officer
     (Principal Financial Officer)

     /s/ LAWRENCE K. PROBUS
     -------------------------
     Lawrence K. Probus
     Vice President and Controller
     (Principal Accounting Officer)

     /s/ BARRY D. BRAMLEY*
     -------------------------
     Barry D. Bramley
     Director

     /s/ GEO. GARVIN BROWN III*
     -------------------------
     Geo. Garvin Brown III
     Director

     /s/ DONALD G. CALDER*
     -------------------------
     Donald G. Calder
     Director

     /s/ OWSLEY BROWN FRAZIER*
     -------------------------
     Owsley Brown Frazier
     Director

     /s/ RICHARD P. MAYER*
     -------------------------
     Richard P. Mayer
     Director

     /s/ STEPHEN E. O'NEIL*
     -------------------------
     Stephen E. O'Neil
     Director

     /s/ WILLIAM M. STREET*
     -------------------------
     William M. Street
     Director

     /s/ JAMES S. WELCH*
     -------------------------
     James S. Welch
     Director


           * By:  /s/ MICHAEL B. CRUTCHER
                  -----------------------
                  Michael B. Crutcher,
                  Attorney-in-fact for each
                  (original power of attorney
                  filed with Registration Statement
                  on Form S-8, File No. 333-38649)

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description                             Page
-------           -----------                             ----

99                Brown-Forman Non-Employee Director
                  Compensation Plan (as amended)           6